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                                                                    NEWS RELEASE



                   [CHESAPEAKE ENERGY CORPORATION LETTERHEAD]

FOR IMMEDIATE RELEASE
FEBRUARY 6, 2001

                                    CONTACT:

MARC ROWLAND                                                      TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                   SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                                CORPORATE DEVELOPMENT
(405) 879-9232                                                    (405) 879-9257
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CHESAPEAKE ENERGY CORPORATION ANNOUNCES

                    2000 EARNINGS RELEASE AND CONFERENCE CALL

OKLAHOMA CITY, OK., February 6, 2001 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2000 earnings release to be issued after the close of trading on the New York Stock Exchange on Tuesday, February 20, 2001.

A conference call is scheduled for Wednesday morning, February 21, 2001 at 8:00 am CST to discuss the release. The telephone number to access the conference call is 913.981.5509.

For those unable to participate in the conference call, a replay will be available for audio playback at 11:00 am CST on February 21, 2001, and will run through midnight Wednesday, February 28, 2001. The number to access the conference call replay is 719.457.0820; passcode for the replay is 620633.

The conference call will also be simulcast live on the internet and can be accessed either by going directly to the Chesapeake website at www.chkenergy.com and selecting "Shareholder Information", or by going directly to www.Vcall.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for approximately ninety days thereafter.




Chesapeake Energy Corporation is the 10th largest independent natural gas producer in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com